 Table of Contents

 EXHIBIT 23.03

CONSENT OF COUNSEL

We hereby consent to the references to us in the prospectus constituting part of this Registration Statement of JWH GlobalAnalytics® Fund, L.P. on Form S-1, under the captions ‘‘Material Federal Income Tax Considerations’’ and ‘‘Legal Matters’’.

/s/ Cadwalader Wickersham & Taft LLP
Cadwalader Wickersham & Taft LLP
New York, New York
June 30, 2006